 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 1, 2014

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code  (201) 816-8900

CENTER BANCORP, INC.

2455 Morris Avenue, Union New Jersey 07083

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective July 1, 2014 (the “Effective Time”), ConnectOne Bancorp, Inc., a New Jersey corporation formerly known as Center Bancorp, Inc. (the “Company”), completed its previously announced merger (the “Merger”) with legacy ConnectOne Bancorp, Inc., a New Jersey corporation (“Legacy ConnectOne”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 20, 2014, by and between the Company and Legacy ConnectOne. At closing, Legacy ConnectOne merged with and into the Company, with the Company as the surviving corporation. Also at closing, the Company changed its name from “Center Bancorp, Inc.” to “ConnectOne Bancorp, Inc.” and changed its NASDAQ trading symbol to “CNOB” from “CNBC.”

Pursuant to the Merger Agreement, holders of Legacy ConnectOne common stock, no par value per share (the “Legacy ConnectOne Common Stock”), will receive 2.6 shares of common stock of the Company, no par value per share (the “Company Common Stock”), for each share of Legacy ConnectOne Common Stock held immediately prior to the effective time of the Merger, with cash to be paid in lieu of fractional shares. Each outstanding share of Company Common Stock remained outstanding and was unaffected by the Merger. Each option granted by Legacy ConnectOne to purchase shares of Legacy ConnectOne Common Stock was converted into an option to purchase Company Common Stock on the same terms and conditions as were applicable prior to the Merger (taking into account any acceleration or vesting by reason of the consummation of the Merger and its related transactions), subject to adjustment of the exercise price and the number of shares of Company Common Stock issuable upon exercise of such option based on the 2.6 exchange ratio.

Immediately following the Merger, Union Center National Bank, a bank organized pursuant to the laws of the United States, and a wholly owned subsidiary of the Company (“UNCB”), merged (the “Bank Merger”) with and into ConnectOne Bank, a New Jersey state-chartered commercial bank and a wholly owned subsidiary of Legacy ConnectOne, with ConnectOne Bank as the surviving entity (the “Bank”). The Bank will now conduct business only in the name of and under the brand of ConnectOne.

Following completion of the Merger, Legacy ConnectOne Common Stock was delisted from trading on The NASDAQ Stock Market LLC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is incorporated by reference into this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or Legacy ConnectOne, their respective affiliates or their respective businesses.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Upon effectiveness of the Merger, BDO USA, LLP the Company’s certifying accountant since July 8, 2013, including during the most recent fiscal year and all subsequent interim periods, was replaced by Crowe Horwath, LLP, the certifying accountant for Legacy ConnectOne. The change was in connection with the Merger described in Item 2.01, and was approved by the Board of Directors immediately following completion of the Merger. BDO USA, LLP’s report on the financial statements does not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years (and all subsequent interim periods) there were no disagreements with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO USA, LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(b) Also upon completion of the Merger, the Audit Committee of the Company’s Board of Directors engaged Crowe Horwath LLP as the Company’s independent registered public accounting firm. Crowe Horwath LLP was Legacy ConnectOne’s independent registered public accounting firm prior to completion of the Merger. Prior to engaging Crowe Horwath LLP, the Company did not consult with Crowe Horwath LLP regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Crowe Horwath LLP on the Company’s financial statements, and Crowe Horwath LLP did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. In addition, the Company did not consult Crowe Horwath LLP with respect to any subject of a disagreement with BDO USA, LLP or with respect to any reportable event.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon completion of the Merger:

•	Frank S. Sorrentino, III (Legacy ConnectOne’s Chairman, President and Chief Executive Officer) became the Chairman, President and Chief Executive Officer of the Company, and remained Chairman, President and Chief Executive Officer of the combined bank. Concurrent with the execution of the merger agreement, Mr. Sorrentino’s employment agreement with ConnectOne and ConnectOne bank was amended as previously disclosed.

•	William S. Burns (Legacy ConnectOne’s Executive Vice President and Chief Financial Officer) became Chief Financial Officer of the Company and remained in such position with ConnectOne Bank. Mr. Burns’s employment agreement with Legacy ConnectOne will be honored. It has an initial two-year term, which automatically renews for one additional year unless either party provides written notice of its intention not to renew. Under the agreement, Mr. Burns will receive an annual base salary of $240,000, subject to increase as determined by the Board. He will also be eligible to participate in the Company’s bonus plan for executive officers. Mr. Burns is also entitled to participate in all benefit programs of the Company and ConnectOne Bank. Under the agreement, the Company or ConnectOne Bank will reimburse Mr. Burns for his reasonable business expenses, and provide him with a $750 monthly car allowance. In the event that Mr. Burns’s employment is terminated without cause, he is entitled to receive the sum of (i) his then current annual Base Salary for the remainder of the Term (assuming there is no extension of the Term), but no less than one year of his then current Base Salary, and (ii) the highest cash bonus paid to Mr. Burns over the prior twenty four (24) month period, or the amount accrued during the current year for Mr. Burns’ cash bonus for that year, whichever is higher. In the event of a merger, acquisition or change-of-control transaction after which Mr. Burns does not continue employment at the resulting entity, he will receive a severance payment equal to the sum of (i) his highest annual Base Salary over the prior twenty four (24) month period plus (ii) the highest cash bonus paid to him over the prior twenty four (24) month period, or the amount accrued during the current year for his cash bonus for that year, whichever is higher, times two. The severance benefits are subject to reduction in the event the benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended. Had a change in control occurred as of December 31, 2013, he would have been entitled to receive severance benefits of approximately $696,000.

•	Elizabeth Magennis (Legacy ConnectOne’s Executive Vice President and Chief Lending Officer), became Executive Vice President and Chief Lending Officer of the Company. Ms. Magennis’ change in control agreement with Legacy ConnectOne will be honored. Under the terms of the Change in Control Agreement, if the Company were to undergo a “change in control” as defined in the Change in Control Agreements, followed by either (i) involuntary termination of Ms. Magennis’ employment by the Company or ConnectOne Bank or (ii) voluntary termination of employment by Ms. Magennis under certain circumstances provided for in the agreement, then Ms. Magennis would be entitled to a lump sum payment equal to the highest annual salary assigned to her during the twenty four months prior to the Change in Control plus the highest annual bonus paid or accrued. Such amount shall be paid within 10 days, subject to compliance with section 409A of the Internal Revenue Code, after the Company receives an executed a general release of claims in favor of the Registrant, ConnectOne Bank, its subsidiaries and affiliates, and their respective officers, directors, shareholders, partners, members, managers, agents or employees.

•	Anthony Weagley, who served as President and Chief Executive Officer of the Company, and James W. Sorge, Vice President and Compliance Officer of the Company and Senior Vice President and Compliance Officer of UNCB, each immediately prior to the Merger, resigned their employment relationships with the Company.

•	Francis R. Patryn, who served as Vice President and Chief Financial Officer of the Company and Senior Vice President, Chief Financial Officer of UNCB, and Arthur Wein, who served as Vice President and Chief Operating Officer of the Company and Senior Vice President and Chief Operating Officer of UNCB will each remain with the Company as Senior Vice Presidents, Integration Team.

•	Mark S. Cardone who served as Vice President of the Company and First Senior Vice President & Branch Administrator of UNCB will remain with the Company as First SVP, Branch Administration.

•	Frederick Fish, Howard Kent, Nicholas Minoia, Harold Schechter, William Thompson and Raymond Vanaria remain on the Board of Directors of the Company and join the Board of Directors of ConnectOne Bank. Former Company Directors Alexander Bol, Lawrence B. Seidman and Anthony Weagley resigned as members of the Board of Directors of the Company; the resignations of Mr. Bol, Mr. Seidman or Mr. Weagley were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

•	Frank S. Sorrentino, III, Frank Baier, Stephen Boswell, Frank Huttle III, Michael Kempner and Joseph Parisi, Jr., each of whom was a member of the Boards of Directors of Legacy ConnectOne and ConnectOne Bank immediately prior to the Merger, became members of the Board of Directors of the Company and remain as Directors of ConnectOne Bank. There are no material plans, contract or arrangement (whether or not written) to which the any of the foregoing participates that was entered into or materially amended in connection becoming members of the Board of Directors, or with the triggering event or any grant or award to any of the foregoing or modification thereto, under any such plan, contract or arrangement in connection with any such event;

Biographies of New Directors of the Company

Frank Sorrentino III, Chairman of the Board and Chief Executive Officer, 52: Mr. Sorrentino was one of the founding organizers of ConnectOne Bank, served as Legacy ConnectOne’s Chairman since its founding, and has been Legacy ConnectOne’s Chief Executive Officer since 2007 and the President of ConnectOne Bank since 2011. Prior to becoming an officer of Legacy ConnectOne and ConnectOne Bank, Mr. Sorrentino was a builder and construction manager in Bergen County.

Stephen Boswell, Lead Independent Director, 60: Mr. Boswell was a founding organizer of ConnectOne Bank. His firm, Boswell Engineering, Inc., for which he has served as President and Chief Executive Officer since 1990, is involved in many projects in Legacy ConnectOne’s and the Company’s market.

Frank Baier, Director, 48: Prior to joining the Legacy ConnectOne Board in October of 2012, Mr. Baier served as Legacy ConnectOne’s Executive Vice President and Chief Financial Officer from July 2011 through September 2012. He currently serves as Executive Vice President and Chief Financial Officer of Continental Grain Company, a diversified operating and investment company. Mr. Baier has an extensive background in finance, including service as Executive Vice President and Chief Financial Officer of Independence Community Bank Corp. from June 2001 until September 2005, Chief Financial Officer and Chief Accounting Officer of Securities Industry and Financial Markets Association from June until September of 2008, Special Advisor to Washington Mutual from September 2008 until October 2008, Chief Financial Officer of Capital Access Network, Inc from February 2009 until February 2010, and a Partner at Columbia Financial Partners LP, from May 2010 until June 2011.

Frank Huttle III, Director, 59: Mr. Huttle was a founding organizer of ConnectOne Bank. He has over 30 years of experience in the insurance, mortgage banking and real estate industries, formerly as a practicing attorney and partner at DeCotiis, Fitzpatrick and Cole, prior to taking his current position, and as a certified public accountant and Partner at Touche Ross & Co. Mr. Huttle has served as Executive Vice President and General Counsel to Hudson Media, Inc., a diversified magazine service and holding company, since February, 2010. Mr. Huttle also currently serves as the mayor of the Borough of Englewood, New Jersey.

Michael Kempner, Director, 56: Mr. Kempner was a founding organizer of ConnectOne Bank. He has over 30 years of public relations and media experience and has served as President and Chief Executive Officer for MWW Group, Inc since 1985.

Joseph Parisi, Jr., Director, 53: Mr. Parisi was a founding organizer of ConnectOne Bank. Mr. Parisi has served as President and Chief Executive Officer of Otterstedt Insurance Agency since 1979, as well as Mayor for the Borough of Englewood Cliffs, New Jersey since November 2005.

Biographies of New Executive Officers

William S. Burns, Executive Vice President and Chief Financial Officer, 55: Prior to joining Legacy ConnectOne in October of 2012, Mr. Burns was the Chief Financial Officer of Somerset Hills Bancorp, a bank holding company located in New Jersey, from April 2009 through September, 2012 and of The Trust Company of New Jersey, a commercial banking institution which was acquired by North Fork Bancorporation. Mr. Burns has over thirty years of experience in the financial services industry including senior positions at The Dime Savings Bank of New York, Summit Bank, The Bank of New York and Ten Rock Capital Fund, L.P. (from 2005-2009). Mr. Burns received an M.B.A. from the Stern School of Business at New York University and a B.S., cum laude, from Syracuse University.

Elizabeth Magennis, Executive Vice President and Chief Lending Officer, 44: Ms. Magennis began her career with ConnectOne Bank in 2006 as a Commercial Loan Officer and was promoted to Chief Lending Officer in 2007. Previously, she was a Vice President and Commercial Loan Officer at Bergen Commercial Bank and an SBA Lender/Underwriter at Sovereign Bank. She has over 24 years of banking experience and graduated from Ramapo College with a B.S. in Psychology and St. John’s University with an A.S. in Business Administration.

The Board of Directors and Committees of the Company

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Raymond Vanaria (Chairman)	Stephen Boswell (Chairman)	Michael Kempner (Chairman)
Harold Schechter	Joseph Parisi	Frank Huttle
Frank Baier	William Thompson	Nick Minoia
Frank Huttle	Fred Fish	Howard Kent

Compensation Payable to Non-Employee Directors

Effective upon the Effective Time, the non-employee members of the Boards of Directors of the Company and the Bank will be entitled to be compensated in accordance with the Company’s existing Board compensation policies.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 1, 2014, in connection with the Merger, the Company filed a Restated Certificate of Incorporation with the Division of Taxation of the State of New Jersey to change the name of the Company from “Center Bancorp, Inc.” to “ConnectOne Bancorp, Inc.,” as contemplated by the Merger Agreement, and to make certain other changes. A copy of the Company’s Certificate of Incorporation, as amended, is included as Exhibit 3.1 hereto and is incorporated herein by reference.

As disclosed in the Company’s Joint Proxy and Registration Statement on Form S-4, filed with the Securities and Exchange Commission on March 6, 2014, the Board of Directors of the Company adopted a resolution amending the Company’s Bylaws, effective as of the Effective Time, to give effect to the provisions of the Merger Agreement concerning governance matters. The Amended and Restated Bylaws of the Company, are included as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On July 1, 2014, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than September 15, 2014.

(b) Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than September 15, 2014.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 20, 2014, by and between Center Bancorp, Inc. and ConnectOne Bancorp, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on January 21, 2014)+

3.1	Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws of the Company

4.1	Form of Common Stock Certificate of the Company

10.1	Employment Agreement with Frank Sorrentino III dated January 20, 2014 (incorporated herein by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-4/A filed on April 14, 2014)

10.2	Employment Agreement with William S. Burns dated December 19, 2013

10.3	Form of Change in Control Agreement by and between the Company and Elizabeth Magennis dated December 19, 2013

16.1	BDO USA, LLP letter to the SEC. *

99.1	Press Release of the Company, dated July 1, 2014

+	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2014	CONNECTONE BANCORP, INC.
Registrant

	By:	/s/ William S. Burns
William S. Burns
Executive Vice President/
Chief Financial Officer